Exhibit 99.1

Blackstone Announces Intra-Quarter Realization Update Relating to the Second Quarter

NEW YORK – June 23, 2026 – Blackstone today announced its estimate of revenue related to realization activity for the period from April 1, 2026 to June 23, 2026. This estimate does not include revenue from any realization activity that may occur subsequent to June 23, 2026. Based on information currently available, Blackstone preliminarily expects to record total Realized Performance Revenues and total Realized Principal Investment Income for such period in excess of $500 million, almost entirely comprised of Realized Performance Revenues. In addition to revenue related to investment realizations closed to date in the second quarter, this estimate includes certain non-fee related incentive fees and other investment income expected to be realized at quarter end.

The preliminary estimate regarding realization activity for the period from April 1, 2026 to June 23, 2026 disclosed above is not intended to predict or represent total Realized Performance Revenues, total Realized Principal Investment Income or total Segment Revenues for the quarter ending June 30, 2026, and results for the full quarter may differ materially. This estimate does not include the results or impact of any other sources of income, including fee income, or expenses, and Blackstone may realize further gains or losses relating to total Realized Performance Revenues and total Realized Principal Investment Income for the full quarter. It is also not indicative of the results that may be expected for any other period, including the year ending December 31, 2026.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies in which we invest. Our over $1.3 trillion in assets under management include global investment strategies focused on real estate, private equity, credit, infrastructure, life sciences, growth equity, secondaries and hedge funds. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, a preliminary estimate regarding revenue we expect to record related to realization activity. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including significant market developments that occur subsequent to June 23, 2026. We believe these factors also include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our subsequent filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this announcement and in our other periodic filings. The forward-looking statements speak only as of the date of this announcement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Contact

Weston Tucker

Blackstone

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Contact

Matt Anderson

Blackstone

Tel: +1 (212) 390-2472

matthew.anderson@blackstone.com